EXHIBIT 99.1

Hub Group, Inc. Reports Fourth Quarter 2023 Results

Highlights:

  Completed 2:1 stock split; Q4 Diluted earnings per share (EPS) presented post-split of $0.46 and $2.62 for the full year
  Adjusting for acquisition related expenses of $5.1 million, Q4 adjusted EPS (non-GAAP) of $0.54 and $2.68 for full year
  Full year revenue of $4.2 billion; Fourth quarter revenue of $1.0 billion
  GAAP Quarterly operating income of $29 million (3.0% of revenue)
  Significantly increased our Final Mile business heading into 2024 through the acquisition of Forward Air Final Mile (“FAFM”)
  Executing on Capital Allocation Plan including $26 million of shares purchased during the quarter
  Introduced 2024 outlook with expected revenue of $4.6 billion to $5.0 billion and diluted EPS of $2.00 to $2.50

OAK BROOK, Ill., Feb. 01, 2024 (GLOBE NEWSWIRE) --  Hub Group, Inc. (NASDAQ:HUBG) announced fourth quarter 2023 net income of $29 million, and diluted earnings per share of $0.46. Net income for fourth quarter 2022 was $79 million, or $1.21 per diluted share. Fourth quarter results were impacted by acquisition related expenses of $5.1 million (pre-tax) ($0.08 per share tax effected) related to the purchase of FAFM in December. Full year 2023 net income was $168 million, or $2.62 per diluted share.

“I am very proud of the way the organization supported our customers while delivering our second-best financial performance in the company’s history during a very challenging year. We continue to implement key strategic priorities that position us to grow for the long term, while keeping a significant focus on managing our cost structure. At the end of 2023, we continued to execute on our growth focused capital allocation plan acquiring Forward Air Final Mile, which adds new capabilities in appliance delivery and installation, while continuing to drive diversification into non-asset based logistics services, while also purchasing $26 million of our stock. We are excited to continue the momentum and deliver for our customers and shareholders in 2024,” said Phil Yeager, Hub Group’s President and Chief Executive Officer.

Fourth Quarter and Full Year 2023 Results

Consolidated revenue for the fourth quarter of 2023 was $1.0 billion as compared to $1.3 billion in fourth quarter 2022. Full year 2023 revenue was $4.2 billion, down 21% compared to 2022 revenue of $5.3 billion. The decline in quarterly revenue was driven by changes in customer rates and volumes in our ITS and Logistics Segments. Purchased transportation and warehousing costs declined as compared to prior year due to lower volumes, reductions in third-party carrier costs and a higher percentage of insourced drayage. Salaries and benefits costs decreased relative to the prior year due to a $16 million reduction in office employee compensation due to lower headcount and lower incentive compensation expense, partially offset by $3 million of incremental expense for our drivers as increased productivity led to more insourced drayage. General and administrative expenses increased $2 million as compared to the prior year, driven by the acquisition related expenses of $5 million to purchase FAFM, partially offset by lower legal claim reserves and improved cost management. Depreciation and amortization expense increased as compared to prior year due to investments in our container and tractor fleets as well as acquisitions. Operating income for the quarter was $29 million (3% of revenue) as compared to $104 million (8% of revenue) in the prior year. EBITDA (non-GAAP) for the quarter was $78 million.

Fourth quarter Intermodal and Transportation Solutions (“ITS”) Segment revenue was $576 million, while full year revenue was $2.5 billion. Intermodal volume for the quarter decreased 11.6% as compared to prior year due to continued low transportation demand and an oversupply of truckload carrier capacity. Intermodal revenue declined due to lower volume, lower customer rates and lower accessorial revenue, but was offset by the resilience of our dedicated service line. ITS operating income decreased to $12 million (2.1% of revenue) due to lower customer rates, volume and accessorials. These headwinds were partially offset by lower drayage costs, rail expenses and equipment costs. In fourth quarter 2023 we increased the portion of drayage handled on our own fleet to 80% as compared to 65% in the prior year.

Fourth quarter Logistics Segment revenue was $438 million, as compared to $507 million in the prior year. Full year revenue for the Logistics Segment was $1.8 billion. The decline in quarterly revenue compared to prior year was due to lower revenue in all service lines driven by 3.8% lower volumes and rates in our more transactional brokerage services as well as higher inventories and lower demand in our contractual service lines. Fourth quarter operating income was 3.9% of revenue as compared to 5.7% last year. Operating income was $17 million as compared to $29 million last year, as lower revenue was partially offset by lower purchased transportation costs and our yield management initiatives.

Capital expenditures for the fourth quarter of 2023 totaled $34 million as we continued to invest in our tractor and trailer fleet as well as expanding our multipurpose warehouse footprint. As of December 31, 2023, we had cash and cash equivalents of $187 million following the $261 million spend for the FAFM acquisition completed in December.

2024 Outlook

We expect our 2024 diluted earnings per share will range from $2.00 to $2.50. We estimate revenue will be approximately $4.6 to $5.0 billion. We project our effective tax rate for the year will be approximately 24%. We expect capital expenditures for containers, tractors, warehousing equipment and technology will range from $55 million to $75 million.

Non-GAAP Financial Measures

In this press release, we present certain non-GAAP financial measures. As required by the rules of the Securities and Exchange Commission (“SEC”), we have provided herein a reconciliation of these non-GAAP financial measures to the most directly comparable measures under GAAP, along with an explanation why management believes these non-GAAP financial measures provide relevant and useful information. These non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies.

CONFERENCE CALL

Hub Group, Inc. will hold a conference call at 5:00 p.m. Eastern Time on February 1, 2024 to discuss our fourth quarter 2023 results.

Hosting the conference call will be Phil Yeager, President and CEO. Also participating on the call will be Brian Alexander, Chief Operating Officer, and Kevin Beth, Executive Vice President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please pre-register at
https://register.vevent.com/register/BIeeaae6d02102421ea6f53479bff39a89 to receive the dial-in number and unique PIN. On the day of the call, dial in approximately ten minutes prior to the scheduled call time and enter the unique participant PIN received during registration. The call will be limited to 60 minutes, including questions and answers. An audio replay will be available through the Investors link on the Company's web site at www.hubgroup.com. This replay will be available for 30 days.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. Further information on the risks that may affect Hub Group’s business is included in filings it makes with the SEC from time to time, including those discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Hub Group assumes no obligation to update any such forward-looking statements.

SOURCE:   Hub Group, Inc.

CONTACT: Laura Simek of Hub Group, Inc., +1-630-271-3833

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2023		2022
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$985,023	100.0%	$1,285,503	100.0%

Operating expenses:
Purchased transportation and warehousing	742,405	75.4%	955,204	74.3%
Salaries and benefits	135,569	13.7%	147,106	11.4%
Depreciation and amortization	36,624	3.7%	34,714	2.7%
Insurance and claims	12,999	1.3%	20,511	1.6%
General and administrative	29,260	3.0%	26,760	2.1%
Gain on sale of assets, net	(1,236)	-0.1%	(3,079)	-0.2%
Total operating expenses	955,621	97.0%	1,181,216	91.9%

Operating income	29,402	3.0%	104,287	8.1%

Other income (expense):
Interest expense	(3,812)	-0.4%	(2,206)	-0.2%
Interest income	3,709	0.4%	825	0.1%
Other, net	478	0.0%	315	0.0%
Total other income (expense), net	375	0.0%	(1,066)	-0.1%

Income before provision for income taxes	29,777	3.0%	103,221	8.0%

Provision for income taxes	992	0.1%	23,947	1.9%

Net income	$28,785		$79,274

Earnings per share
Basic	$0.47		$1.22
Diluted	$0.46		$1.21

Basic weighted average number of shares outstanding	61,850		64,794
Diluted weighted average number of shares outstanding	62,562		65,630

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)
(unaudited)

	Years Ended December 31,
	2023		2022
		% of		% of
	Amount	Revenue	Amount	Revenue
Operating revenue	$4,202,585	100.0%	$5,340,490	100.0%

Operating expenses:
Purchased transportation and warehousing	3,145,595	74.8%	4,036,503	75.6%
Salaries and benefits	553,326	13.2%	543,010	10.2%
Depreciation and amortization	143,523	3.4%	131,789	2.5%
Insurance and claims	49,040	1.2%	58,064	1.1%
General and administrative	105,705	2.5%	120,579	2.2%
Gain on sale of assets, net	(6,835)	-0.2%	(24,176)	-0.5%
Total operating expenses	3,990,354	94.9%	4,865,769	91.1%

Operating income	212,231	5.1%	474,721	8.9%

Other income (expense):
Interest expense	(13,435)	-0.3%	(7,506)	-0.1%
Interest income	10,011	0.2%	874	0.0%
Other, net	397	0.0%	(131)	-0.0%
Total other expense, net	(3,027)	-0.1%	(6,763)	-0.1%

Income before provision for income taxes	209,204	5.0%	467,958	8.8%

Provision for income taxes	41,676	1.0%	111,010	2.1%

Net income	$167,528		$356,948

Earnings per share
Basic	$2.65		$5.37
Diluted	$2.62		$5.32

Basic weighted average number of shares outstanding	63,324		66,418
Diluted weighted average number of shares outstanding	63,954		67,118

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$187,270	$286,642
Accounts receivable trade, net	600,197	716,190
Accounts receivable other	3,358	3,967
Prepaid taxes	17,331	16,987
Prepaid expenses and other current assets	41,089	32,914
TOTAL CURRENT ASSETS	849,245	1,056,700

Restricted investments	20,763	18,065
Property and equipment, net	791,692	783,683
Right-of-use assets - operating leases	210,742	102,114
Right-of-use assets - financing leases	2,522	1,194
Other intangibles, net	304,607	197,386
Goodwill	733,695	629,402
Other assets	22,781	21,537
TOTAL ASSETS	$2,936,047	$2,810,081

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$349,378	$344,751
Accounts payable other	14,471	15,563
Accrued payroll	21,731	66,669
Accrued other	121,253	132,324
Lease liability - operating leases	44,690	29,547
Lease liability - financing leases	1,579	1,175
Current portion of long term debt	105,108	101,741
TOTAL CURRENT LIABILITIES	658,210	691,770

Long term debt	245,574	240,724
Non-current liabilities	55,287	43,505
Lease liability - operating leases	177,699	78,557
Lease liability - financing leases	865	-
Deferred taxes	163,767	155,923

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized;
no shares issued or outstanding in 2023 and 2022.	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized; 75,524,189 shares issued in both 2023 and 2022; 62,200,921
shares outstanding in 2023 and 65,868,145 shares outstanding in 2022.	755	755
Class B: $.01 par value; 662,300 shares authorized;
574,903 shares issued and outstanding in both 2023 and 2022.	6	6

Additional paid-in capital	225,288	207,823
Purchase price in excess of predecessor basis, net of tax
benefit of $10,306	(15,458)	(15,458)
Retained earnings	1,949,110	1,781,582
Accumulated other comprehensive loss	(129)	(214)
Treasury stock; at cost, 13,323,268 shares in 2023
and 9,656,044 shares in 2022	(524,927)	(374,892)
TOTAL STOCKHOLDERS' EQUITY	1,634,645	1,599,602
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,936,047	$2,810,081

HUB GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Years Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$167,528	$356,948
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	184,449	153,726
Impairment of right-of-use asset	2,012	5,874
Deferred taxes	9,587	4,448
Compensation expense related to share-based compensation plans	21,348	20,426
Gain on sale of assets, net	(6,835)	(24,176)
Changes in operating assets and liabilities, net of acquisitions:
Restricted investments	(2,698)	6,191
Accounts receivable, net	145,088	8,298
Prepaid taxes	(344)	(14,796)
Prepaid expenses and other current assets	(5,974)	(3,111)
Other assets	(3,732)	(4,231)
Accounts payable	1,215	(89,103)
Accrued expenses	(63,626)	57,613
Non-current liabilities	(25,860)	(19,944)
Net cash provided by operating activities	422,158	458,163

Cash flows from investing activities:
Proceeds from sale of equipment	27,717	42,929
Purchases of property and equipment	(140,068)	(219,140)
Acquisitions, net of cash acquired	(260,810)	(102,661)
Net cash used in investing activities	(373,161)	(278,872)

Cash flows from financing activities:
Purchase of treasury stock	(143,770)	(75,000)
Repayments of long term debt	(105,771)	(111,482)
Stock withheld for payments of withholding taxes	(10,148)	(8,312)
Finance lease payments	(2,708)	(2,093)
Purchase of treasury stock from related party	-	(34,767)
Proceeds from issuance of debt	113,988	179,195
Net cash used in financing activities	(148,409)	(52,459)

Effect of exchange rate changes on cash and cash equivalents	40	26

Net increase in cash and cash equivalents	(99,372)	126,858
Cash and cash equivalents beginning of period	286,642	159,784
Cash and cash equivalents end of period	$187,270	$286,642

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)
(unaudited)

	Three Months		Years
	Ended December 31,		Ended December 31,
Operating Revenue	2023	2022	2023	2022
Intermodal and Transportation Solutions	$576,474	$804,709	$2,495,663	$3,312,431
Logistics	437,857	507,043	1,820,856	2,121,818
Inter-segment eliminations	(29,308)	(26,249)	(113,934)	(93,759)
Total operating revenue	$985,023	$1,285,503	$4,202,585	$5,340,490

	Three Months		Years
	Ended December 31,		Ended December 31,
Operating Income	2023	2022	2023	2022
Intermodal and Transportation Solutions	$12,141	$75,468	$106,780	$348,537
Logistics	17,261	28,819	105,451	126,184
Total operating income	$29,402	$104,287	$212,231	$474,721

	Three Months		Years
	Ended December 31,		Ended December 31,
Depreciation and Amortization	2023	2022	2023	2022
Intermodal and Transportation Solutions	$27,483	$26,501	$109,234	$102,279
Logistics	9,141	8,213	34,289	29,510
Total depreciation and amortization	$36,624	$34,714	$143,523	$131,789

RECONCILIATION OF NET INCOME TO EBITDA
(in thousands)
(unaudited)

	Three Months		Years
	Ended December 31,		Ended December 31,

	2023	2022	2023	2022

Net Income	$28,785	$79,274	$167,528	$356,948

Interest Expense, net	103	1,381	3,424	6,632

Depreciation and Amortization	47,674	43,313	184,449	153,726

Provision for Income Taxes	992	23,947	41,676	111,010

EBITDA	$77,554	$147,915	$397,077	$628,316

By providing this non-GAAP measure of EBITDA, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented.

HUB GROUP, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in millions, except per share amounts) (unaudited)

The following is a reconciliation of GAAP earnings to Non-GAAP earnings, excluding certain items for earnings before tax (pre-tax), net income (after-tax) and diluted earnings per share (per share):

	Three Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2023

	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$29.8	$28.8	$0.46	$209.2	$167.5	$2.62
Acquisition related expenses	5.1	4.9	$0.08	5.1	4.1	$0.06
Adjusted Earnings	$34.9	$33.7	$0.54	$214.3	$171.6	$2.68

	Three Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2022

	Pre-Tax	After-Tax	Per Share	Pre-Tax	After-Tax	Per Share
GAAP Earnings	$103.2	$79.3	$1.21	$468.0	$356.9	$5.32
Acquisition related expenses	-	-	$-	3.1	2.4	$0.04
Adjusted Earnings	$103.2	$79.3	$1.21	$471.1	$359.3	$5.36

By providing this non-GAAP measure of Adjusted Earnings, management intends to provide investors with a useful measure of Hub Group’s performance that excludes certain acquisition-related items and allowing better evaluation of underlying business performance and period-to-period comparability.

Acquisition-related expenses are comprised of banker fees, legal fees, insurance fees and other professional service fees incurred as part of the process of closing the acquisitions of Forward Air Final Mile in 2023 and TAGG Logistics in 2022.